UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2006
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction	Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
SIGNATURES
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
PwC's letter, dated January 4, 2007

Item 4.01. Changes in Registrant’s Certifying Accountant
          On December 29, 2006, PricewaterhouseCoopers LLP (“PwC”) advised TRM Corporation (the “Company”) that it declined to stand for reappointment as the Company’s independent registered public accounting firm to provide future services after completion of procedures regarding Form 10-Q for the quarter ended September 30, 2006 and completion of services related to the current audit of the Company’s financial statements as of and for the year ending December 31, 2006 and the Form 10-K in which such financial statements will be included. This decision was accepted by the Company’s Audit Committee.
          The report of PwC on the Company’s financial statements as of and for the year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion but included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern. The report of PwC on the Company’s financial statements as of and for the year ended December 31, 2004 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope but included an explanatory paragraph about the Company’s adoption of the provisions of Emerging Issues Task Force 03-06, Participating Securities and the Two-Class Method under FAS 128, Earnings per Share.
          During the years ended December 31, 2005 and 2004 and through December 29, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference thereto in its reports on the Company’s financial statements for such years.
          During the years ended December 31, 2005 and 2004 and through December 29, 2006, there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K except as follows. The Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which includes the consolidated financial statements as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the “2005 annual consolidated financial statements”), filed on March 31, 2006 contained an adverse opinion from PwC with respect to the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005. PwC identified the following material weaknesses in its report:
1.	Ineffective controls over accounts receivable. The Company did not maintain effective controls over the valuation of its accounts receivable. Specifically, the Company failed to properly review its aged customers’ accounts receivable in order to value such receivables in accordance with generally accepted accounting principles. This control deficiency resulted in audit adjustments to the Company’s 2005 annual consolidated financial statements. Additionally, this control deficiency could result in a misstatement in accounts receivable, allowance for doubtful accounts and the related general and administrative expense accounts that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, the Company’s management has determined that this control deficiency constitutes a material weakness.

2.	Ineffective controls over equipment. The Company did not maintain effective controls over the completeness and accuracy of certain of its equipment, including the related depreciation expense. Specifically, a United Kingdom subsidiary failed to ensure the completeness and accuracy of costs used to capitalize security and processing compliance enhancements made to its ATM equipment. This control deficiency resulted in an audit adjustment to the Company’s 2005 consolidated financial statements. Additionally, this control deficiency could result in a misstatement in the equipment, accumulated depreciation, and the related depreciation expense accounts that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, the Company’s management has determined that this control deficiency constitutes a material weakness.

3.	Ineffective controls over accrued liabilities. The Company did not maintain effective controls over the completeness and accuracy of certain of its accrued liabilities and related expense accounts, including cost of goods sold. Specifically, a United Kingdom subsidiary failed to ensure the completeness and accuracy of its customer discounts and accruals for processing costs and services. This control deficiency resulted in audit adjustments to the Company’s 2005 annual consolidated financial statements. Additionally, this control deficiency could result in a misstatement in the accrued liabilities and related expense accounts, including cost of sales that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, the Company’s management has determined that this control deficiency constitutes a material weakness.
          The Company’s management and Audit Committee have discussed the reportable events described above with PwC. The Company has authorized PwC to respond fully to the inquiries of the successor independent registered public accounting firm concerning such matters.
          The Company has provided a copy of this Form 8-K to PwC and has requested PwC to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the preceding statements. A copy of PwC’s letter, dated January 4, 2007, responding to the Company’s request is provided as Exhibit 16.1 to this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Jeffrey F. Brotman
		Name:	Jeffrey F. Brotman
Date: January 5, 2007		Title:	President & Chief Executive Officer

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
16.1       PwC’s letter, dated January 4, 2007, addressed to the Securities and Exchange Commission.

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